Exhibit (b)(2)

          I.  SUMMARY OF TERMS AND CONDITIONS

          I.    PARTIES

          Borrower:                Norfolk Southern Corporation
                                   ("NS").

          Guarantors:              All direct and indirect Significant
                                   Subsidiaries of the Borrower,
                                   (including, without limitation,
                                   Norfolk Southern Railway and North
                                   American Van Lines, Inc.) and,
                                   following the date on which the
                                   approval of the Surface
                                   Transportation Board (the "STB")
                                   shall have been obtained (the "STB
                                   Approval Date") and the Merger
                                   shall have been consummated (the
                                   "Merger Date", and the later of
                                   such dates, the "Consummation
                                   Date"), Conrail, Inc. ("Conrail")
                                   (in such capacities, the
                                   "Guarantors"; the Borrower and the
                                   Guarantors, collectively, the
                                   "Credit Parties").

          Arrangers:               J.P. Morgan Securities Inc. and
                                   Merrill Lynch & Co. (collectively,
                                   in such capacities, the
                                   "Arrangers").

          Administrative           Morgan (as defined below) (in such
          Agent:                   capacity, the "Administrative
                                   Agent").

          Documentation            Merrill (as defined below) (in such
          Agent:                   capacity, the "Documentation
                                   Agent"; together with the
                                   Administrative Agent, the
                                   "Agents").

          Lenders:                 The banks, financial institutions
                                   and other entities, including
                                   Morgan Guaranty Trust Company of
                                   New York ("Morgan") and Merrill
                                   Lynch Capital Corporation
                                   ("Merrill") selected in the
                                   syndication effort (collectively,
                                   the "Lenders").

          II.   TYPES AND AMOUNTS OF CREDIT FACILITIES

          1.    TERM LOAN FACILITY - I

          Amount:                  $2,500,000,000 (the loans
                                   thereunder, "Term Loan - I").

          Maturity:                Term Loan - I shall be payable on
                                   the earlier of six months from the
                                   STB Approval Date and three years
                                   from the date on which the
                                   definitive documentation is signed
                                   (the "Closing Date").

          Availability:            A portion of Term Loan - I shall be
                                   drawn on the date on which the
                                   shares have been acquired pursuant
                                   to the tender offer (the
                                   "Acquisition Date").  The
                                   commitments under the Term Loan
                                   Facility - I shall terminate on the
                                   Merger Date immediately after the
                                   final funding of Term Loan - I.

          Purpose: The proceeds of Term Loan - I shall be used to finance the Acquisition and to pay related fees and expenses.

          2.    TERM LOAN FACILITY - II

          Amount:                  $3,000,000,000 (the loans
                                   thereunder, "Term Loan - II").

          Maturity:                Term Loan - II shall be payable in
                                   full 24 months after the maturity
                                   of Term Loan - I.

          Availability:            A portion of Term Loan - II shall
                                   be drawn on the Acquisition Date
                                   and a portion on the Merger Date.
                                   The commitments under the Term Loan
                                   Facility - II shall terminate on
                                   the Merger Date immediately after
                                   the final funding of Term Loan -
                                   II.

          Purpose:                 The proceeds of Term Loan - II
                                   shall be used to finance the
                                   Acquisition and to pay related fees
                                   and expenses.

          3.    TERM LOAN FACILITY - III

          Amount:                  $3,000,000,000 (the loans
                                   thereunder, "Term Loan - III";
                                   together with Term Loan - I and
                                   Term Loan - II, the "Term Loans").
                                   The Term Loan Facility - I, Term
                                   Loan Facility - II and Term Loan
                                   Facility - III are collectively
                                   referred to herein as the "Term
                                   Loan Facilities".

          Maturity:                Term Loan - III shall be payable
                                   six and one-half years from the
                                   Closing Date.

          Availability:            A portion of Term Loan - III shall
                                   be drawn on the Acquisition Date
                                   and a portion on the Merger Date.
                                   The commitments under the Term Loan
                                   Facility - III shall terminate on
                                   the Merger Date immediately after
                                   the final funding of Term Loan -
                                   III.

          Amortization:            To be determined, but substantially
                                   equal quarterly payments.

          Purpose: The proceeds of Term Loan - III shall be used to finance the Acquisition and to pay related fees and expenses.

          III.  REVOLVING CREDIT FACILITY

          Type and Amount          Five-year revolving credit facility
          of Facility:             (the "Revolving Credit Facility")
                                   in the amount of $3,000,000,000
                                   (the loans thereunder, the
                                   "Revolving Credit Loans").  The
                                   Term Loan Facilities and the
                                   Revolving Credit Facility are
                                   collectively referred to herein as
                                   the "Credit Facilities".

          Maturity:                The Revolving Credit Facility shall
                                   mature five years after the Closing
                                   Date (the "Revolving Credit
                                   Termination Date").

          Availability:            The Revolving Credit Facility shall
                                   be available on a fully revolving
                                   basis commencing on the Acquisition
                                   Date and ending on the Revolving
                                   Credit Termination Date.

          Purpose: The proceeds of the Revolving Credit Loans shall be used to finance the Acquisition, to pay related fees and expenses, to refinance a portion of the existing bank debt of NS (including under the existing credit agreement), and for general corporate purposes.

          Drawdowns:               Minimum amounts of $25,000,000 with
                                   additional increments of
                                   $1,000,000.  Drawdowns are at the
                                   Borrower's option with same day
                                   notice for Base Rate Loans, one
                                   business day's for Money Market
                                   Absolute Rate Loans, two business
                                   days for Adjusted CD Loans, three
                                   business days for LIBOR Loans, and
                                   five business days for Money Market
                                   LIBOR Loans.

          Money Market             The Borrower may request the Agent
          Option Description:      to solicit competitive bids from
                                   the Banks at a margin over LIBOR or
                                   at an absolute rate, for interest
                                   periods of 30 days or more.  Each
                                   Bank will bid at its own discretion
                                   for amounts up to the total amount
                                   of commitments and the Borrower
                                   will be under no obligation to
                                   accept any of the bids.  Any Money
                                   Market advances made by a Bank
                                   shall be deemed usage of the
                                   facility for the purpose of fees
                                   and availability.  However, each
                                   Bank's advance shall not reduce
                                   such Bank's obligation to lend its
                                   pro rata share of the remaining
                                   undrawn commitment.

                                   Bid Selection Mechanism: The
                                   Borrower will determine the
                                   aggregate amount of bids, if any,
                                   it will accept.  Bids will be
                                   accepted in order of the lowest to
                                   the highest rates ("Bid Rates").
                                   If two or more Banks bid at the
                                   same Bid Rate and the amount of
                                   such bids accepted is less than the
                                   aggregate amount of such bids, then
                                   the amount to be borrowed at such
                                   Bid Rate will be allocated among
                                   such Banks in proportion to the
                                   amount for which each Bank bid at
                                   such Bid Rate.  If the bids are
                                   either unacceptably high to the
                                   Borrower or are insufficient in
                                   amount, the Borrower may cancel the
                                   auction.

          IV.   GENERAL PROVISIONS

          Fees and Interest        See Pricing Grid.
          Rates:

          Borrowing Options:       LIBOR, Adjusted CD, Base Rate and
                                   for the Revolving Credit Facility
                                   only, Money Market.

                                   CD will be automatically adjusted
                                   for reserves and other regulatory
                                   requirements.  LIBOR adjustments
                                   for Regulation D will be charged by
                                   Banks individually.

                                   Base Rate means the higher of
                                   Morgan's prime rate or the federal
                                   funds rate + 0.50 percent.

          Interest Periods:        Syndicated Borrowings:

                                   LIBOR Loans - 1, 2, 3, or 6 months.

                                   Adjusted CD Loans - 30, 60, 90, or
                                   180 days.

                                   Non-Syndicated Borrowings:
                                   Money Market LIBOR Loans - minimum
                                   1 month.
                                   Money Market Absolute Rate Loans -
                                   minimum 14 days.

          Optional                 Base Rate Loans may be prepaid at
          Prepayments and          any time on one business day's
          Commitment               notice.  LIBOR, Adjusted CD and
          Reductions:              Money Market Loans may not be
                                   prepaid before the end of an
                                   Interest Period.  Optional
                                   prepayments of the Term Loans may
                                   not be reborrowed.  Money Market
                                   Loans may not be prepaid without
                                   the consent of the relevant Lender.

          Mandatory                The following amounts shall be
          Prepayments and          applied, prior to the Acquisition
          Commitment               Date, to reduce the commitments
          Reductions:              under the Term Loan Facilities,
                                   and, following the Acquisition
                                   Date, to prepay the Term Loans:

                                   (a)  100 percent of the net cash
                                   proceeds of any sale or issuance of
                                   equity or incurrence of
                                   indebtedness (subject to customary
                                   exceptions, including an exception
                                   for the net cash proceeds from the
                                   issuance of stock in connection
                                   with employee benefit plans and
                                   dividend reinvestment plans) after
                                   the Closing Date by NS or any of
                                   its subsidiaries (including, after
                                   Consummation Date, Conrail and its
                                   subsidiaries); and

                                   (b)  100 percent of the net cash
                                   proceeds of any sale or other
                                   disposition after the Closing Date
                                   by NS or any of its subsidiaries
                                   (including, after the Consummation
                                   Date, Conrail and its subsidiaries)
                                   of any assets (excluding (i) the
                                   sale of inventory in the ordinary
                                   course of business, and (ii)
                                   individual asset sales the proceeds
                                   of which do not exceed $10,000,000,
                                   and (iii) sales of certain other
                                   assets the proceeds of which were
                                   projected in NS's base projections
                                   to be received by NS in the 1996
                                   fiscal year).

                                   Mandatory Term Loan commitment
                                   reductions shall be applied first,
                                   to the reduction of the commitments
                                   under the Term Loan Facility - I,
                                   second, to the reduction of the
                                   commitments under the Term Loan
                                   Facility - II and third, to the
                                   reduction of the commitments under
                                   the Term Loan Facility - III.  In
                                   the event of any reduction of the
                                   commitments under any Term Loan
                                   Facility, the installments
                                   specified for the relevant Term
                                   Loan herein shall be reduced
                                   ratably.  Mandatory Term Loan
                                   prepayments shall be applied first,
                                   to the prepayment of Term Loan - I,
                                   second, to the prepayment of Term
                                   Loan - II and third, to the
                                   prepayment of the Term Loan
                                   Facility - III.  Each such
                                   prepayment shall be applied to the
                                   installments of the relevant Term
                                   Loan ratably in accordance with the
                                   then outstanding amounts thereof.
                                   Mandatory prepayments of the Term
                                   Loans may not be reborrowed.

          V.    GUARANTEES AND COLLATERAL

          Guarantees:              All obligations of the Borrower
                                   under the Credit Documentation
                                   shall be unconditionally guaranteed
                                   by the Guarantors.

          Collateral:              The Credit Facilities shall be
                                   secured by a perfected first
                                   priority security interest in (i)
                                   the voting trust certificates of
                                   Conrail, (ii) the shares of all
                                   significant subsidiaries of NS and,
                                   after the Consummation Date, (iii)
                                   the shares of all significant
                                   subsidiaries of Conrail.  The
                                   collateral shall be released upon
                                   NS receiving unsecured senior
                                   credit ratings from S&P and Moody s
                                   of at least BBB- and Baa3,
                                   respectively.

          VI.   CERTAIN CONDITIONS

          Initial Borrowing        The making of the Loans on the
          Conditions:              Acquisition Date shall be
                                   conditioned upon satisfaction of
                                   each of the following conditions
                                   precedent:

                                   (a)  Each Credit Party shall have
                                   executed and delivered satisfactory
                                   definitive financing documentation
                                   with respect to the Credit
                                   Facilities (the "Credit
                                   Documentation").

                                   (b)  There shall have been validly
                                   tendered to NS sufficient shares of
                                   Conrail common stock to enable NS
                                   to effect a merger of Conrail with
                                   a wholly-owned subsidiary of NS,
                                   without the requirement of any
                                   action by any other Conrail
                                   security holder; all conditions to
                                   purchase set forth in the Offer to
                                   Purchase shall have been satisfied
                                   without waiver or amendment (except
                                   with the prior written consent of
                                   the Required Lenders), and NS shall
                                   have accepted for purchase all such
                                   tendered shares.

                                   (c)  Concurrently with the making
                                   of the Loans on the Acquisition
                                   Date, NS s existing credit
                                   agreement shall have been
                                   terminated and all amounts
                                   outstanding thereunder shall have
                                   been repaid.

                                   (d)  The Lenders, the Agents and
                                   the Arrangers shall have received
                                   all fees and expenses required to
                                   be paid on or before the
                                   Acquisition Date.

                                   (e)  The Lenders shall have
                                   received prior to the Acquisition
                                   Date consolidated NS/Conrail pro
                                   forma financial statements as of
                                   the Closing Date, adjusted to give
                                   effect to the consummation of the
                                   Acquisition and the financings
                                   contemplated hereby (as if such
                                   events had occurred on such date).

                                   (f)  The Agents and the Lenders
                                   shall be satisfied that the Credit
                                   Facilities, the use of proceeds
                                   thereof and the collateral security
                                   therefor comply in all respects
                                   with Regulations G, T and U of the
                                   Board of Governors of the Federal
                                   Reserve System.

                                   (g)  The STB shall have approved
                                   the terms of the Voting Trust and
                                   such terms shall be acceptable to
                                   the Lenders.

                                   (h)  NS shall have acquired
                                   concurrently with the making of the
                                   final Term Loans, directly or
                                   indirectly, all of the issued and
                                   outstanding common stock of Conrail
                                   (on a fully diluted basis) at a
                                   purchase price (i) not to exceed
                                   $100.00 per share in cash and (ii)
                                   not to exceed $11,500,000,000 in
                                   the aggregate in cash, including
                                   fees.

                                   (i)  All material governmental and
                                   third party approvals (including
                                   approvals under the Hart-Scott-
                                   Rodino Antitrust Improvements Act
                                   of 1976 and other consents [but
                                   excluding STB approval]) necessary
                                   in connection with the Acquisition
                                   and the financing contemplated
                                   hereby shall have been obtained and
                                   be in full force and effect, and
                                   all applicable waiting periods
                                   shall have expired without any
                                   action being taken by any competent
                                   authority which has restrained,
                                   prevented or otherwise imposed
                                   materially adverse conditions on
                                   the Acquisition or the financing
                                   thereof.  The Agents shall have
                                   received copies, certified by NS,
                                   of all filings made with any
                                   governmental authorities in
                                   connection with the Acquisition.

                                   (j)  The Lenders shall have
                                   received such legal opinions
                                   (including (i) opinions from
                                   counsel to NS and its subsidiaries,
                                   (ii) opinions (if any) delivered to
                                   NS by counsel to Conrail,
                                   accompanied by reliance letters in
                                   favor of the Lenders and (iii)
                                   opinions from such special counsel
                                   as may be required by the Agents),
                                   documents and other instruments as
                                   are customary for transactions of
                                   this type or as they may reasonably
                                   request.

          Ongoing                  The making of each extension of
          Conditions:              credit (that increases principal
                                   outstanding) shall be conditioned
                                   upon (a) all representations and
                                   warranties in the Credit
                                   Documentation (including, without
                                   limitation, the material adverse
                                   change representation) being true
                                   and correct in all material
                                   respects and (b) there being no
                                   default or Event of Default (as
                                   defined below) in existence at the
                                   time of, or after giving effect to
                                   the making of, such extension of
                                   credit.  The "material adverse
                                   change representation" shall be to
                                   the effect that there has been no
                                   material adverse change (a
                                   "Material Adverse Change") in the
                                   consolidated financial condition,
                                   operations, assets, business or
                                   prospects taken as a whole of NS
                                   and Conrail from that set forth in
                                   the information heretofore made
                                   available to the Lenders.

          VII.  REPRESENTATIONS, WARRANTIES, COVENANTS AND
                EVENTS OF DEFAULT

                                   The Credit Documentation shall
                                   contain representations,
                                   warranties, covenants and events of
                                   default customary for financings of
                                   this type and other terms deemed
                                   appropriate by the Lenders,
                                   including, without limitation:

          Representations          Corporate existence; financial
          and Warranties:          condition and statements (including
                                   pro forma financial statements); no
                                   material adverse change; no
                                   litigation; no default; no conflict
                                   with law or contractual
                                   obligations; corporate action and
                                   enforceability of Credit
                                   Documentation; approvals; use of
                                   proceeds (Federal Reserve
                                   regulations); ERISA; taxes;
                                   Investment Company Act; Public
                                   Utility Holding Company Act;
                                   environmental matters;
                                   subsidiaries; accuracy of
                                   disclosure; ownership of property;
                                   intellectual property; and creation
                                   and perfection of security
                                   interests.

          Consummation of          The Borrower shall use its best
          Acquisition:             efforts to cause the merger to be
                                   consummated, the STB approval to be
                                   obtained and the acquisition of
                                   Conrail to be consummated, all at
                                   the earliest practicable times.

          Affirmative              Delivery of financial statements,
          Covenants:               reports filed with the SEC or
                                   delivered to shareholders,
                                   officers' certificates and other
                                   information reasonably requested by
                                   the Lenders; notices of defaults,
                                   litigation and other material
                                   events; continuation of business
                                   and maintenance of existence and
                                   material rights and privileges;
                                   compliance with laws (including
                                   environmental laws) and material
                                   contractual obligations; payment of
                                   taxes and other obligations;
                                   maintenance of property and
                                   insurance; maintenance of books and
                                   records; and right of the Lenders
                                   to inspect books and records.

          Financial                Usual and customary for transac-
          Covenants:               tions of this type including, but
                                   not limited to:

                                   (a)  Interest Coverage Ratio (as
                                   defined below).

                                   As used herein, "Interest Coverage
                                   Ratio" shall mean the ratio of
                                   (EBITDA-Capital Expenditures) to
                                   Interest Expense determined on a
                                   rolling four quarter basis;
                                   provided, that until four full
                                   fiscal quarters have passed since
                                   the Acquisition Date the Interest
                                   Coverage Ratio shall be measured
                                   for the three, six, and nine month
                                   periods commencing with the first
                                   full fiscal quarter after the
                                   Acquisition Date.

                                   (b)  Net Worth on the last day of
                                   any fiscal quarter ending after the
                                   Acquisition Date to be not less
                                   than the sum of (i) 80 percent of
                                   the Net Worth of NS on the
                                   Acquisition Date, (ii) 50 percent
                                   of cumulative Net Income (excluding
                                   any losses) since the Acquisition
                                   Date and (iii) 100 percent of the
                                   net proceeds of any equity
                                   issuances since the Acquisition
                                   Date, as at the end of such fiscal
                                   quarter.

                                   (c)  Leverage Ratio (as defined
                                   below).

                                   As used herein, "Leverage Ratio"
                                   shall mean the ratio of Total Debt
                                   (including guarantees of third-
                                   party Debt) to EBITDA.

                                   "Interest Expense", "Net Worth",
                                   "Net Worth", "Capital
                                   Expenditures", "EBITDA" and "Net
                                   Income" shall be determined on a
                                   consolidated basis in accordance
                                   with GAAP unless otherwise agreed
                                   by NS and the Agents and shall in
                                   each case be subject to adjustments
                                   to be agreed upon by NS and the
                                   Agents.

                                   (d)  Restricted Investments (as
                                   defined below) shall not be
                                   permitted.  As used herein,
                                   "Restricted Investments" shall mean
                                   payments, transfers or other
                                   distributions of cash or other
                                   assets from NS to Conrail prior to
                                   the Consummation Date.

                                   (e)  Within 45 days of Closing, the
                                   Borrower will have entered into and
                                   thereafter maintain interest rate
                                   agreements fixing the interest rate
                                   on at least 40 percent of the
                                   principal amount of its outstanding
                                   debt on such terms as are
                                   acceptable to the Lenders.

          Negative                 Limitations on:  maturities or
          Covenants:               amortization of indebtedness
                                   (including preferred stock) prior
                                   to the date which is six months
                                   after the final maturity of the
                                   Loans (subject to a basket for any
                                   such indebtedness having earlier
                                   maturities, e.g., commercial paper,
                                   and other set baskets);
                                   indebtedness of subsidiaries
                                   (subject to a set basket);
                                   investments in Conrail prior to the
                                   STB Approval Date; liens, including
                                   sale/leaseback transactions
                                   (subject to a set basket for liens
                                   and/or sale-leasebacks and other
                                   standard); mergers, consolidations,
                                   liquidations, dissolutions and
                                   sales of assets; ability of
                                   subsidiaries to pay dividends;
                                   transactions with affiliates; and
                                   changes in fiscal year.

          Events of Default:       Nonpayment of principal when due;
                                   nonpayment of interest, fees or
                                   other amounts when due; material
                                   inaccuracy of representations and
                                   warranties; violation of covenants:
                                   cross event of default; bankruptcy;
                                   certain ERISA events; material
                                   judgments; actual or asserted
                                   invalidity of any guarantee or
                                   security document or security
                                   interest; and a change of control.
                                   Certain of the events of default
                                   shall include customary thresholds
                                   and grace periods.  For the
                                   purposes hereof, "Event of Default"
                                   refers to any of the foregoing
                                   events so long as any requirement
                                   for the giving of notice or the
                                   lapse of time shall have been
                                   satisfied.

          VIII.  CERTAIN OTHER TERMS

          Voting: Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders (the "Required Lenders") holding Loans and commitments representing not less than 51 percent of the aggregate amount of the Loans and commitments under the Credit
                                   Facilities, except that (a) the
                                   consent of each Lender affected
                                   thereby shall be required with
                                   respect to (i) reductions in the
                                   amount of any scheduled payment
                                   (including scheduled installment
                                   payments), or extensions of the
                                   scheduled maturity date (including
                                   scheduled installment dates), of
                                   any Loan, (ii) reductions in the
                                   rate of interest or any fee or
                                   extensions of any due date thereof
                                   and (iii) increases in the amount
                                   or extensions of the expiry date of
                                   any Lender's commitment and (b) the
                                   consent of 100 percent of the
                                   Lenders shall be required with
                                   respect to (i) modifications to any
                                   of the voting percentages and (ii)
                                   releases of all or substantially
                                   all of the collateral (except as
                                   provided as above).

          Assignments and          The Lenders shall be permitted to
          Participations:          assign and sell participations in
                                   their Loans and commitments,
                                   subject, in the case of assignments
                                   (other than to another Lender or to
                                   an affiliate of the assigning
                                   Lender), to the consent of the
                                   Administrative Agent and NS (which
                                   consent in each case shall not be
                                   unreasonably withheld, and which
                                   consent shall not be required if
                                   there exists a Default or Event of
                                   Default).  Non-pro rata assignments
                                   shall be permitted.  The minimum
                                   assignment amount shall be
                                   $10,000,000 and the aggregate
                                   commitments and/or Loans retained
                                   by any assigning Lender shall equal
                                   at least $25,000,000, unless (in
                                   either case) the assigning Lender's
                                   commitments and Loans are being
                                   reduced to $0.  Participants shall
                                   have the same benefits as the
                                   Lenders with respect to yield
                                   protection and increased cost
                                   provisions.  Voting rights of
                                   participants shall be limited to
                                   those matters with respect to which
                                   the affirmative vote of the Lender
                                   from which it purchased its
                                   participation would be required as
                                   described under "Voting" above.
                                   Promissory notes shall be issued
                                   under the Credit Facilities only
                                   upon request.

          Yield Protection:        The Credit Documentation shall
                                   contain customary provisions (a)
                                   protecting the Lenders against loss
                                   of yield resulting from changes in
                                   reserve, tax, capital adequacy and
                                   other requirements of law and from
                                   the imposition of withholding or
                                   other taxes and (b) indemnifying
                                   the Lenders for "breakage costs"
                                   incurred in connection with, among
                                   other things, prepayment of a
                                   Eurodollar Loan on a day other than
                                   the last day of an interest period
                                   with respect thereto.

          Expense and              The Borrower shall pay (a) all
          Indemnification:         reasonable out-of-pocket expenses
                                   of the Agents and the Arrangers
                                   associated with the syndication of
                                   the Credit Facilities and the
                                   preparation, execution, delivery
                                   and administration of the Credit
                                   Documentation and any amendment or
                                   waiver with respect thereto
                                   (including the reasonable fees and
                                   disbursements and other charges of
                                   counsel) and (b) all out-of-pocket
                                   expenses of the Agents and the
                                   Lenders in connection with the
                                   enforcement of the Credit
                                   Documentation (including the fees
                                   and disbursements and other charges
                                   of counsel).

                                   The Borrower shall indemnify, pay
                                   and hold harmless the Agents, the
                                   Arrangers and the Lenders (and
                                   their respective directors,
                                   officers, employees and agents)
                                   against any loss, liability, cost
                                   or expense incurred in respect of
                                   the financing contemplated hereby
                                   or the use or the proposed use of
                                   proceeds thereof (except to the
                                   extent resulting from the gross
                                   negligence or willful misconduct of
                                   the indemnified party).

          Governing Law and        State of New York.
          Forum:

          Counsel to the Agents    Davis Polk & Wardwell.
          and the Arrangers:

          Commitment               The Closing Date must have occurred
          Termination Dates:       on or before March 1, 1997, and the
                                   Acquisition Date must have occurred
                                   on or before July 1, 1997.

          Facility Fee:            NS shall pay a per annum fee
                                   calculated on a 360 day basis
                                   payable on each Lender s commitment
                                   irrespective of usage, quarterly in
                                   arrears, at the rate set forth on
                                   the Pricing Grid attached hereto.

          Default Rate:            At any time when either Borrower is
                                   in default in the payment of any
                                   amount due under the Credit
                                   Facilities, the principal of all
                                   Loans shall bear interest at 2
                                   percent above the rate otherwise
                                   applicable thereto.  Overdue
                                   interest, fees and other amounts
                                   shall bear interest at 2 percent
                                   above the rate applicable to Base
                                   Rate Loans.

          Rate and Fee Basis:      All per annum rates shall be
                                   calculated on the basis of a year
                                   of 360 days (or 365/366 days, in
                                   the case of Base Rate Loans the
                                   interest rate payable on which is
                                   then based on the Prime Rate) for
                                   actual days elapsed.

          Pricing Grid:            Until such time as the Borrower s
                                   ratings shall have been affirmed by
                                   S&P and Moody s following the
                                   announcement of the Offer to
                                   Purchase (the "Initial Pricing
                                   Period"), pricing shall be as
                                   follows:

                                    EURO-    BASE
                                    DOLLAR   RATE                TOTAL
                                    LOAN     LOAN     FACILITY   USED
                                    MARGIN   MARGIN   FEE        COST
                                    -----------------------------------------
                                    75 bps   0 bps    25 bps    L + 100 bps

                                   The Eurodollar Loan Margin, the
                                   Base Rate Loan Margin and the
                                   facility fee rate shall be
                                   determined in accordance with this
                                   Pricing Grid based upon NS's Senior
                                   Unsecured Long-Term Debt Ratings
                                   established by S&P and Moody's as
                                   follows):

             Senior unsecured
             long-term debt
             ratings            Eurodollar   Base rate               Total
             ----------------     loan         loan      Facility    used
  Category    S&P     Moody's    margin       margin        fee      cost
  -----------------------------------------------------------------------------
      1       BBB+     Baa1      22.5 bps     0 bps      12.5 bps  L + 35 bps
      2       BBB      Baa2      35 bps       0 bps      15   bps  L + 50 bps
      3       BBB-     Baa3      47.5 bps     0 bps      17.5 bps  L + 65 bps
      4       BB+      Ba1       75 bps       0 bps      25   bps  L + 100 bps
      5       BB       Ba2       87.5 bps     25 bps     37.5 bps  L + 125 bps

                                   If the Borrower is split-rated and
                                   the ratings differential is one
                                   level, the higher rating will
                                   apply, unless one of the ratings is
                                   sub-investment grade, in which case
                                   the lower rating will apply.  If
                                   the Borrower is split-rated and the
                                   ratings differential is two levels
                                   or more, the rating at the midpoint
                                   will apply.  If there is no
                                   midpoint rating, the higher of the
                                   two intermediate ratings will
                                   apply, unless one of the ratings is
                                   sub-investment grade, in which case
                                   the lower of the two intermediate
                                   ratings will apply.